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As filed with the Securities and Exchange Commission on May 24, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York	25-0484900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Broadway
Suite 2200
Denver, Colorado 80202
(Address of principal executive offices)

Forest Oil Corporation Stock Incentive Plan
(formerly The Forest Oil Corporation 1992 Stock Option Plan
(Full title of the plan)

Newton W. Wilson III
Senior Vice President—Legal Affairs
and Corporate Secretary
Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202
(Name and address of agent for service)

(303) 812-1400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.10 per share	1,839,321 shares	$26.55	$48,833,972	$4,492.73
To be issued under the Stock Incentive Plan

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average exercise price for all outstanding options under the Forest Oil Corporation Stock Incentive Plan

EXPLANATORY NOTE

        This Registration Statement is being filed to register the issuance of additional shares of the common stock ("Common Stock") of Forest Oil Corporation (sometimes referred to as the "Company") pursuant to the Forest Oil Corporation Stock Incentive Plan (the "Plan") under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-05497) filed by the Company with the Securities and Exchange Commission on June 7, 1996 registering the issuance of 2,615,758 shares of Common Stock (currently 1,307,879 shares of Common Stock due to a 1-for-2 reverse stock split effected on December 7, 2000) under the Plan are incorporated herein by reference.

PART I

Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Lizbeth J. Stenmark, Senior Counsel of the Company, regarding the validity of the securities being registered.
23.1*	Consent of KPMG LLP.
23.2	Consent of Lizbeth J. Stenmark (included as part of Exhibit 5.1).
24	Power of attorney (set forth on the signature page contained in this Registration Statement).

*
Filed herewith.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 24, 2002.

FOREST OIL CORPORATION
By:	/s/ ROBERT S. BOSWELL Robert S. Boswell Chairman of the Board and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Boswell, Newton W. Wilson, III and Joan C. Sonnen and each of them, any one of whom may act without the joinder of the others, as his or her true and lawful attorney-in-fact to sign on his or her behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT S. BOSWELL Robert S. Boswell	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2002
/s/ DAVID H. KEYTE David H. Keyte	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2002
/s/ JOAN C. SONNEN Joan C. Sonnen	Vice President—Controller, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)	May 24, 2002

3

/s/ PHILIP F. ANSCHUTZ Philip F. Anschutz	Director	May 24, 2002
/s/ WILLIAM L. BRITTON William L. Britton	Director	May 24, 2002
/s/ CORTLANDT S. DIETLER Cortlandt S. Dietler	Director	May 24, 2002
/s/ DOD A. FRASER Dod A. Fraser	Director	May 24, 2002
/s/ CANNON Y. HARVEY Cannon Y. Harvey	Director	May 24, 2002
/s/ FORREST E. HOGLUND Forrest E. Hoglund	Director	May 24, 2002
/s/ STEPHEN A. KAPLAN Stephen A. Kaplan	Director	May 24, 2002
/s/ JAMES H. LEE James H. Lee	Director	May 24, 2002
/s/ CRAIG D. SLATER Craig D. Slater	Director	May 24, 2002
/s/ MICHAEL B. YANNEY Michael B. Yanney	Director	May 24, 2002

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Lizbeth J. Stenmark, Senior Counsel of the Company, regarding the validity of the securities being registered.
23.1	Consent of KPMG LLP.

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EXPLANATORY NOTE
PART I
SIGNATURES
EXHIBIT INDEX